                                Power of Attorney

I, John Bolduc, of 6857 Granada Boulevard, Coral Gables, Florida 33146 hereby appoint Jay Carvell and Alastair Merrick, as my recognized representatives and true and lawful attorneys-in-fact to make, execute, sign, acknowledge and file with the Securities and Exchange Commission (the "SEC") as necessary any documents relating to my service as a Director of WhiteHorse Finance, Inc. and any amendments to such documents.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to all future documents filed with the SEC relating to my service a
Director of WhiteHorse Finance, Inc. and any amendments thereto. This Power of
Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this Power of
Attorney may rely upon this Power of Attorney.

Signature: /s/ John Bolduc
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Name:      John Bolduc
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Title:     Chairman of the Board of Directors
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Date:      December 04, 2012
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